Exhibit 99

NextEra Energy Partners, LP
Media Line: 561-694-4442
Jan. 26, 2018

FOR IMMEDIATE RELEASE

NextEra Energy Partners, LP reports 2017 fourth-quarter and full-year financial results

•
Delivers 15 percent growth in per unit distributions over the past year and a total unitholder return of more than 75 percent, while ending 2017 with adjusted EBITDA and CAFD run rates in line with previously shared expectations

•	Maintains outstanding growth prospects with clear visibility to support distribution growth through at least 2022

•	Acquires approximately 940 megawatts of new wind and solar projects, growing its portfolio of renewables projects to more than 3,700 megawatts

•	Improves unitholder value proposition through enhanced governance rights, stand-alone issuer credit ratings and the ability to access additional low-cost financing

JUNO BEACH, Fla. - NextEra Energy Partners, LP (NYSE: NEP) today reported a 2017 fourth-quarter net loss attributable to NextEra Energy Partners of $91 million. For the full year 2017, NextEra Energy Partners reported a net loss attributable to NextEra Energy Partners of $65 million. The net loss in both periods primarily was attributable to a $101 million tax reform-related charge reflecting the revaluation of its deferred tax assets at the lower corporate rate of 21 percent.

NextEra Energy Partners reported 2017 fourth-quarter adjusted EBITDA of $199 million. For the fourth quarter of 2017, cash available for distribution (CAFD) before debt service payments was $127 million and after debt service payments was $76 million.

NextEra Energy Partners reported full-year 2017 adjusted EBITDA of $743 million, representing growth of approximately 16 percent year-over-year. For the full year 2017, CAFD before debt service payments was $527 million and after debt service payments was $246 million, representing growth of approximately 9 and 11 percent year-over-year, respectively.

NextEra Energy Partners' management uses adjusted EBITDA and CAFD, which are non-GAAP financial measures, internally for financial planning, analysis of performance and reporting of results to the board of directors. NextEra Energy Partners also uses these measures when communicating its financial results and earnings outlook to analysts and investors. The attachments to this news release include a reconciliation of historical adjusted EBITDA and CAFD to net income, which is the most directly comparable GAAP measure.

"NextEra Energy Partners had an outstanding year of execution, growing limited partner unitholder distributions by 15 percent year-over-year and delivering a total unitholder return of more than 75 percent," said Jim Robo, chairman and chief executive officer. "We completed several significant steps in 2017 to build a solid foundation for NextEra Energy Partners' future success. At the beginning of the year, the partnership structured a first-of-its-kind incentive distribution rights fees modification, which allowed NextEra Energy Partners to extend its distribution growth expectations through at least 2022, avoid the need to sell common equity until 2020 at the earliest other than modest issuances under the at-the-market program and increase levered returns for unitholders on future acquisitions. The partnership also enhanced its governance rights for the benefit of unitholders, achieved stand-alone credit ratings in the mid- to high-BB category and further demonstrated its ability to access additional low-cost financing. NextEra Energy Partners maintains terrific visibility to support its long-term growth prospects – whether acquiring assets from NextEra Energy Resources, growing organically or acquiring assets from other third parties. We continue to believe that NextEra Energy Partners offers a best-in-class investor value proposition with unmatched growth potential, substantial financing flexibility and a high-quality portfolio of long-term contracted assets with strong counterparty credits. For all of these reasons, we believe NextEra Energy Partners remains as well-positioned as ever to achieve its long-term financial expectations."

Quarterly distribution declaration
The board of directors of NextEra Energy Partners declared a quarterly distribution of $0.4050 per common unit (corresponding to an annualized rate of $1.62 per common unit) to the unitholders of NextEra Energy Partners. The annualized rate of $1.62 represents a 15 percent increase from the comparable annualized rate in 2016. The distribution will be payable on Feb. 14, 2018, to unitholders of record as of Feb. 5, 2018.

Outlook
From an updated base of its fourth-quarter 2017 distribution per common unit at an annualized rate of $1.62, NextEra Energy Partners continues to expect 12 to 15 percent per year growth in limited partner distributions as being a reasonable range of expectations through at least 2022. The partnership expects the annualized rate of the fourth-quarter 2018 distribution, which is payable in February 2019, to be in a range of $1.81 to $1.86 per common unit.

The NextEra Energy Partners portfolio ended the year with adjusted EBITDA and CAFD run rates in line with the expectations previously shared for Dec. 31, 2017, reflecting calendar year 2018 expectations for the forecasted portfolio at year-end 2017. Due to a reduction in the federal income tax rate from 35 percent to 21 percent, the pre-tax value of the partnership’s tax credits, which are included in adjusted EBITDA, will change. While tax reform impacts the calculation of NextEra Energy Partners' adjusted EBITDA, it has no effect on CAFD. NextEra Energy Partners now expects it's previously announced Dec. 31, 2017, run rate expectations for adjusted EBITDA of $875 million to $975 million to be $830 million to $930 million as a result of the federal income tax rate reduction. However, the Dec. 31, 2017, run rate range for CAFD of $310 million to $340 million remains unchanged.

The partnership’s previously announced Dec. 31, 2018, run rate expectations, reflecting calendar year 2019 expectations for the forecasted portfolio at year-end 2018, for adjusted EBITDA of $1.05 billion to $1.20 billion are now $1.00 billion to $1.15 billion as a result of the reduction to the federal income tax rate. The Dec. 31, 2018, run rate range for CAFD of $360 million to $400 million remains unchanged. These expectations are net of expected incentive distribution rights fees, as these fees are treated as an operating expense.

Adjusted EBITDA, CAFD and limited partner distribution expectations assume, among other things, normal weather and operating conditions, public policy support for wind and solar development and construction, market demand and transmission expansion support for wind and solar development, market demand for pipeline capacity and access to capital at reasonable cost and terms. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results. Adjusted

EBITDA and CAFD do not represent substitutes for net income, as prepared in accordance with GAAP. The adjusted EBITDA and CAFD run-rate expectations have not been reconciled to GAAP net income because NextEra Energy Partners did not prepare estimates of the effect of forecasted acquisitions on certain GAAP line items that would be necessary to provide a forward-looking estimate of GAAP net income, and the information necessary to provide such a forward-looking estimate is not available without unreasonable effort.

As previously announced, NextEra Energy Partners' 2017 fourth-quarter and full-year earnings conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the 2017 fourth-quarter and full-year financial results for NextEra Energy, Inc. (NYSE: NEE). The webcast will be available on the website of NextEra Energy Partners by accessing the following link: www.NextEraEnergyPartners.com/Earnings. The news release and the slides accompanying the presentation may be downloaded at www.NextEraEnergyPartners.com/Earnings, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy Partners, LP
NextEra Energy Partners, LP (NYSE: NEP) is a growth-oriented limited partnership formed by NextEra Energy, Inc. (NYSE: NEE). NextEra Energy Partners acquires, manages and owns contracted clean energy projects with stable, long-term cash flows. Headquartered in Juno Beach, Florida, NextEra Energy Partners owns interests in wind and solar projects in North America, as well as natural gas infrastructure assets in Texas. The renewable energy projects are fully contracted, use industry-leading technology and are located in regions that are favorable for generating energy from the wind and sun. The seven natural gas pipelines in the portfolio are all strategically located, serving power producers and municipalities in South Texas, processing plants and producers in the Eagle Ford Shale, and commercial and industrial customers in the Houston area. The NET Mexico Pipeline, the largest pipeline in the portfolio, provides a critical source of natural gas transportation for low-cost, U.S.-sourced shale gas to Mexico. For more information about NextEra Energy Partners, please visit: www.NextEraEnergyPartners.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy Partners, LP (together with its subsidiaries, NEP) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NEP’s control. Forward-looking statements in this news release include, among others, statements concerning cash available for distributions expectations and future operating performance. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NEP and its business and financial condition are subject to risks and uncertainties that could cause NEP’s actual results to differ materially from those expressed or implied in the forward-looking statements, or may require it to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: NEP has a limited operating history and its projects include renewable energy projects that have a limited operating history. Such projects may not perform as expected; NEP's ability to make cash distributions to its unitholders is affected by wind and solar conditions at its renewable energy projects; NEP's business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather; Operation and maintenance of renewable energy projects involve significant risks that could result in unplanned power outages, reduced output, personal injury or loss of life; Natural gas gathering and transmission activities involve numerous risks that may result in accidents or otherwise affect the Texas pipelines’ operations; NEP depends on the Texas pipelines and certain of the renewable energy projects in its portfolio for a substantial portion of its anticipated cash flows; NEP is pursuing the expansion of natural gas pipelines in its portfolio that will require up-front capital expenditures and expose NEP to project development risks; NEP's ability to maximize the productivity of the Texas pipeline business and to complete potential pipeline expansion projects is dependent on the continued availability of natural gas production in the Texas pipelines’ areas of operation; Terrorist or similar attacks could impact NEP's projects, pipelines or surrounding areas and adversely affect its business; The ability of NEP to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. NEP's insurance coverage does not insure against all potential risks and it may become subject to higher insurance premiums; Warranties provided by the suppliers of equipment for NEP's projects may be limited by the ability of a supplier to satisfy its warranty obligations, or by the terms of the warranty, so the warranties may be insufficient to compensate NEP for its losses; Supplier concentration at certain of NEP's projects may expose it to significant credit or performance risks; NEP relies on interconnection and transmission facilities of third parties to deliver energy from its renewable energy projects and, if these facilities become unavailable, NEP's wind and solar projects may not be able to operate or deliver energy; If third-party pipelines and other facilities interconnected to the Texas pipelines become partially or fully unavailable to transport natural gas, NEP's revenues and cash available for distribution to unitholders could be adversely affected; NEP's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations, compliance with which may require significant capital expenditures, increase NEP’s cost of operations and affect or limit its business plans; NEP's renewable energy projects may be adversely affected by legislative changes or a failure to comply with applicable energy regulations; A change in the jurisdictional characterization of some of the Texas pipeline entities' assets, or a change in law or regulatory policy, could result in increased regulation of these assets, which could have a material adverse effect on NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP may incur significant costs and liabilities as a result of pipeline integrity management program testing and any necessary pipeline repair or preventative or remedial measures; The Texas pipelines’ operations could incur significant costs if the Pipeline and Hazardous Materials Safety Administration or the Railroad Commission of Texas adopts more stringent regulations; Petroleos Mexicanos (Pemex) may claim certain immunities under the Foreign Sovereign Immunities Act and Mexican law, and the Texas pipeline entities' ability to sue or recover from Pemex for breach of contract may be limited and may be exacerbated if there is a deterioration in the economic relationship between the U.S. and Mexico; NEP does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or leaseholders that have rights that are superior to NEP's rights or the U.S. Bureau of Land Management suspends its federal rights-of-way grants; NEP is subject to risks associated with litigation or administrative proceedings that could materially impact its operations, including, but not limited to, proceedings related to projects it acquires in the future; NEP's wind projects located in Canada are subject to Canadian domestic content requirements under their Feed-in-Tariff contracts; NEP's cross-border operations require NEP to comply with anti-corruption laws and regulations of the U.S. government and non-U.S. jurisdictions; NEP is subject to risks associated with its ownership or acquisition of projects or pipelines that remain under construction, which could result in its inability to complete construction projects on time or at all, and make projects too expensive to complete or cause the return on an investment to be less than expected; NEP relies on a limited number of customers and is exposed to the risk that they are unwilling or unable to fulfill their contractual obligations to NEP or that they otherwise terminate their agreements with NEP; NEP may not be able to extend, renew or replace expiring or terminated power purchase agreements (PPA) at favorable rates or on a long-term basis; NEP may be unable to secure renewals of long-term natural gas transportation agreements, which could expose its revenues to increased volatility; If the energy production by or availability of NEP's U.S. renewable energy projects is less than expected, they may not be able to satisfy minimum production or availability obligations under the U.S. Project Entities’ PPAs; NEP's growth strategy depends on locating and acquiring interests in additional projects consistent with its business strategy at favorable prices; NextEra Energy Operating Partners’ (NEP OpCo) partnership agreement requires that it distribute its available cash, which could limit NEP’s ability to grow and make acquisitions; Lower prices for other fuel sources may reduce the demand for wind and solar energy; Reductions in demand for natural gas in the United States or Mexico and low market prices of natural gas could materially adversely affect the Texas pipelines’ operations and cash flows; Government laws, regulations and policies providing incentives and subsidies for clean energy could be changed, reduced or eliminated at any time and such changes may negatively impact NEP's growth strategy; NEP's growth strategy depends on the acquisition of projects developed by NextEra Energy, Inc. (NEE) and third parties, which face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; Acquisitions of existing clean energy projects involve numerous risks; Renewable energy procurement is subject to U.S. state and Canadian provincial regulations, with relatively irregular, infrequent and often competitive procurement windows; NEP may continue to acquire other sources of clean energy and may expand to include other types of assets. Any further acquisition of non-renewable energy projects may present unforeseen challenges and result in a competitive disadvantage relative to NEP's more-established competitors; NEP faces substantial competition primarily from regulated utilities, developers, independent power producers, pension funds and private equity funds for opportunities in North America; The natural gas pipeline industry is highly competitive, and increased competitive pressure could adversely affect NEP's business; NEP may not be able to access sources of capital on commercially reasonable terms, which would have a material adverse effect on its ability to consummate future acquisitions; Restrictions in NEP OpCo's subsidiaries' revolving credit facility and term loan agreements could adversely affect NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP's cash distributions to its unitholders may be reduced as a result of restrictions on NEP's subsidiaries’ cash distributions to NEP under the terms of their indebtedness; NEP's subsidiaries’ substantial amount of indebtedness may adversely affect NEP's ability to operate its business, and its failure to comply with the terms of its subsidiaries' indebtedness could have a material adverse effect on NEP's financial condition; Currency exchange rate fluctuations may affect NEP's operations; NEP is exposed to risks inherent in its use of interest rate swaps; NEE exercises significant influence over NEP; NEP receives credit support from NEE and its affiliates. NEP's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and NEP will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NextEra Energy Resources, LLC (NEER) or one of its affiliates is permitted to borrow funds received by NEP's subsidiaries and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by NEP OpCo. NEP's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER’s performance of its obligations to return all or a portion of these funds; NEP may not be able to consummate future acquisitions; NEER's right of first refusal may adversely affect NEP's ability to consummate future sales or to obtain favorable sale terms; NextEra Energy Partners GP, Inc. (NEP GP) and its affiliates may have conflicts of interest with NEP and have limited duties to NEP and its unitholders; NEP GP and its affiliates and the directors and officers of NEP are not restricted in their ability to compete with NEP, whose business is subject to certain restrictions; NEP may only terminate the Management Services Agreement among, NEP, NextEra Energy Management Partners, LP (NEE Management), NEP OpCo and NextEra Energy Operating Partners GP, LLC (NEP OpCo GP) under certain specified conditions; If the agreements with NEE Management or NEER are terminated, NEP may be unable to contract with a substitute service provider on similar terms; NEP's arrangements with NEE limit NEE’s potential liability, and NEP has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to NEP than it otherwise would if acting solely for its own account; NEP's ability to make distributions to its unitholders depends on the ability of NEP OpCo to make cash distributions to its limited partners; If NEP incurs material tax liabilities, NEP's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the IDR fee; Holders of NEP’s common units may be subject to voting restrictions; NEP’s partnership agreement replaces the fiduciary duties that NEP GP and NEP’s directors and officers might have to holders of its common units with contractual standards governing their duties; NEP’s partnership agreement restricts the remedies available to holders of NEP's common units for actions taken by NEP’s directors or NEP GP that might otherwise constitute breaches of fiduciary duties; Certain of NEP’s actions require the consent of NEP GP; Holders of NEP's common units currently cannot remove NEP GP without NEE’s consent; NEE’s interest in NEP GP and the control of NEP GP may be transferred to a third party without unitholder consent; The IDR fee may be assigned to a third party without unitholder consent; NEP may issue additional units without unitholder approval, which would dilute unitholder interests; Reimbursements and fees owed to NEP GP and its affiliates for services provided to NEP or on NEP's behalf will reduce cash distributions to or from NEP OpCo and from NEP to NEP's unitholders, and the amount and timing of such reimbursements and fees will be determined by NEP GP and there are no limits on the amount that NEP OpCo may be required to pay; Discretion in establishing cash reserves by NEP OpCo GP may reduce the amount of cash distributions to unitholders; NEP OpCo can borrow money to pay distributions, which would reduce the amount of credit available to operate NEP's business; Increases in interest rates could adversely impact the price of NEP's common units, NEP's ability to issue equity or incur debt for acquisitions or other purposes and NEP's ability to make cash distributions to its unitholders; The price of NEP's common units may fluctuate significantly and unitholders could lose all or part of their investment; The liability of holders of NEP's common units, which represent limited partnership interests in NEP, may not be limited if a court finds that unitholder action constitutes control of NEP's business; Unitholders may have liability to repay distributions that were wrongfully distributed to them; Provisions in NEP’s partnership agreement may discourage or delay an acquisition of NEP that NEP unitholders may consider favorable, which could decrease the value of NEP's common units, and could make it more difficult for NEP unitholders to change NEP's board of directors; NEP’s board of directors, a majority of which may be affiliated with NEE, decides whether to retain separate counsel, accountants or others to perform services for NEP; The New York Stock Exchange does not require a publicly traded limited partnership like NEP to comply with certain of its corporate governance requirements; Issuance of the Series A convertible preferred units will dilute common unitholders’ ownership in NEP and may decrease the amount of cash available for distribution for each common unit; The Series A convertible preferred units will have rights, preferences and privileges that are not held by, and will be preferential to the rights of, holders of the common units; NEP's future tax liability may be greater than expected if NEP does not generate net operating losses (NOLs) sufficient to offset taxable income or if tax authorities challenge certain of NEP's tax positions; NEP's ability to use NOLs to offset future income may be limited; NEP will not have complete control over NEP's tax decisions; A valuation allowance may be required for NEP's deferred tax assets; Distributions to unitholders may be taxable as dividends; Unitholders who are not resident in Canada may be subject to Canadian tax on gains from the sale of common units if NEP’s common units derive more than 50% of their value from Canadian real property at any time. NEP discusses these and other risks and uncertainties in its current report on Form 8-K filed on August 7, 2017 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NEP undertakes no obligation to update any forward-looking statements.

NEXTERA ENERGY PARTNERS, LP
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in millions, except per unit amounts)
PRELIMINARY

	Three Months Ended December 31,
	2017	2016(a)
OPERATING REVENUES
Renewable energy sales	$146	$140
Texas pipelines service revenue	51	51
Total operating revenues	197	191
OPERATING EXPENSES
Operations and maintenance	70	66
Depreciation and amortization	57	62
Taxes other than income taxes and other	5	4
Total operating expenses	132	132
OPERATING INCOME	65	59
OTHER INCOME (DEDUCTIONS)
Interest expense	(44)	56
Benefits associated with differential membership interests - net	36	19
Equity in earnings of equity method investee	2	1
Equity in earnings (losses) of non-economic ownership interests	(1)	16
Revaluation of contingent consideration	—	70
Other - net	—	3
Total other income (deductions) - net	(7)	165
INCOME BEFORE INCOME TAXES	58	224
INCOME TAXES	114	35
NET INCOME (LOSS)	(56)	189
Less net income attributable to preferred distributions	3	—
Less net income attributable to noncontrolling interest(b)	32	147
NET INCOME (LOSS) ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$(91)	$42

Weighted average number of common units outstanding - basic and assuming dilution	54.3	54.2
Earnings (loss) per common unit attributable to NextEra Energy Partners, LP - basic and assuming dilution	$(1.67)	$0.78

(a)
Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of the common control acquisitions prior to their respective acquisition dates.

(b)	The calculation of net income attributable to noncontrolling interest includes the pre-acquisition net income of the common control acquisitions.

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Loss to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

Three Months Ended December 31, 2017
Net loss	$(56)
Add back:
Depreciation and amortization	57
Interest expense	44
Income taxes	114
Tax credits	70
Benefits associated with differential membership interests	(36)
Adjustment for pre-acquisition financial results(a)	(7)
Equity in losses of non-economic ownership interests	1
Post-acquisition depreciation and interest expense included within equity in earnings of equity method investee	11
Other	1
Adjusted EBITDA	$199
Tax credits	(70)
Other - net	(2)
Cash available for distribution before debt service payments	$127
Cash interest paid	(27)
Debt repayment	(24)
Cash available for distribution	$76
__________________________

(a)	Elimination of the historical financial results of the common control acquisitions prior to their respective acquisition dates.

NEXTERA ENERGY PARTNERS, LP
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per unit amounts)
PRELIMINARY

	Years Ended December 31,
	2017	2016(a)
OPERATING REVENUES
Renewable energy sales	$613	$583
Texas pipelines service revenue	194	189
Total operating revenues	807	772
OPERATING EXPENSES
Operations and maintenance	253	218
Depreciation and amortization	226	235
Taxes other than income taxes and other	21	20
Total operating expenses	500	473
OPERATING INCOME	307	299
OTHER INCOME (DEDUCTIONS)
Interest expense	(199)	(152)
Benefits associated with differential membership interests - net	119	67
Equity in earnings of equity method investee	40	40
Equity in earnings (losses) of non-economic ownership interests	11	(4)
Revaluation of contingent consideration	—	189
Other - net	(2)	(2)
Total other income (deductions) - net	(31)	138
INCOME BEFORE INCOME TAXES	276	437
INCOME TAXES	167	57
NET INCOME	109	380
Less net income attributable to preferred distributions	3	—
Less net income attributable to noncontrolling interest(b)	171	298
NET INCOME (LOSS) ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$(65)	$82

Weighted average number of common units outstanding - basic and assuming dilution	54.2	43.8
Earnings (loss) per common unit attributable to NextEra Energy Partners, LP - basic and assuming dilution	$(1.20)	$1.88

(a)
Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of the common control acquisitions prior to their respective acquisition dates.

(b)	The calculation of net income attributable to noncontrolling interest includes the pre-acquisition net income of the common control acquisitions.

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

Year Ended December 31, 2017
Net income	$109
Add back:
Depreciation and amortization	226
Interest expense	199
Income taxes	167
Tax credits	213
Benefits associated with differential membership interests	(119)
Adjustment for pre-acquisition financial results(a)	(73)
Equity in earnings of non-economic ownership interests	(11)
Post-acquisition depreciation and interest expense included within equity in earnings of equity method investee	32
Adjusted EBITDA	$743
Tax credits	(213)
Other - net	(3)
Cash available for distribution before debt service payments	$527
Cash interest paid	(170)
Debt repayment	(111)
Cash available for distribution	$246
__________________________

(a)	Elimination of the historical financial results of the common control acquisitions prior to their respective acquisition dates.

NEXTERA ENERGY PARTNERS, LP
CONSOLIDATED BALANCE SHEETS
(millions)
PRELIMINARY

	December 31,
	2017	2016(a)
ASSETS
Current assets:
Cash and cash equivalents	$154	$150
Accounts receivable	85	87
Due from related parties	88	67
Restricted cash	25	33
Other current assets	46	30
Total current assets	398	367
Non-current assets:
Property, plant and equipment - net	6,197	6,298
Deferred income taxes	181	286
Investment in equity method investee	218	298
Investments in non-economic ownership interests	11	12
Intangible assets - customer relationships	661	678
Goodwill	628	628
Other non-current assets	101	94
Total non-current assets	7,997	8,294
TOTAL ASSETS	$8,395	$8,661
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$26	$331
Due to related parties	45	127
Current maturities of long-term debt	99	78
Acquisition holdbacks	—	199
Accrued interest	39	25
Derivatives	11	18
Other current liabilities	56	40
Total current liabilities	276	818
Non-current liabilities:
Long-term debt	4,218	3,508
Deferral related to differential membership interests	1,442	1,553
Deferred income taxes	63	47
Asset retirement obligation	81	78
Non-current due to related party	21	22
Other non-current liabilities	86	69
Total non-current liabilities	5,911	5,277
TOTAL LIABILITIES	6,187	6,095
COMMITMENTS AND CONTINGENCIES
EQUITY
Common units (54.3 and 54.2 units issued and outstanding, respectively)	1,639	1,746
Preferred units (14.0 and 0 units issued and outstanding, respectively)	548	—
Accumulated other comprehensive income (loss)	1	(3)
Noncontrolling interest	20	823
TOTAL EQUITY	2,208	2,566
TOTAL LIABILITIES AND EQUITY	$8,395	$8,661
____________________

(a)
Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of the common control acquisitions prior to their respective acquisition dates.

NEXTERA ENERGY PARTNERS, LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
PRELIMINARY

	Years Ended December 31,
	2017	2016(a)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$109	$380
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	226	235
Change in value of derivative contracts	11	(27)
Deferred income taxes	162	56
Benefits associated with differential membership interests - net	(119)	(67)
Equity in earnings of equity method investee, net of distributions received	7	10
Equity in earnings of non-economic ownership interests	(11)	4
Change in the fair value of contingent consideration for pipeline acquisition	—	(189)
Other - net	11	22
Changes in operating assets and liabilities:
Accounts receivable	1	(14)
Other current assets	(7)	(3)
Other non-current assets	(5)	(2)
Accounts payable and accrued expenses	6	3
Due to related parties	1	(2)
Other current liabilities	28	4
Payment of acquisition holdback	(14)	—
Other non-current liabilities	7	5
Net cash provided by operating activities	413	415
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of membership interests in subsidiaries and equity method investee	(1,074)	(869)
Capital expenditures	(349)	(861)
Proceeds from CITCs	77	13
Payments from (to) related parties under CSCS agreement - net	(22)	1
Net cash used in investing activities	(1,368)	(1,716)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common units - net	—	645
Proceeds from issuance of preferred units - net	548	—
Issuances of long-term debt	1,880	771
Retirements of long-term debt	(1,185)	(640)
Deferred financing costs	(24)	(11)
Capped call transaction including fees	(13)	—
Partners/Members' contributions	316	831
Partners/Members' distributions	(307)	(682)
Proceeds from differential membership investors	33	416
Payments to differential membership investors	(25)	(20)
Repayments of short-term debt	—	(12)
Change in amounts due to related party	(78)	4
Payment of acquisition holdback	(186)	—
Net cash provided by financing activities	959	1,302
Effect of exchange rate changes on cash	3	4
NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	7	5
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - BEGINNING OF YEAR	191	186
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - END OF YEAR	$198	$191
___________________

(a)
Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of the common control acquisitions prior to their respective acquisition dates and to reflect the adoption of an accounting standards update which requires that restricted cash be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the consolidated statements of cash flows.